Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	David Christensen, CFO
507-387-3355
Jennifer Spaude, Investor Relations
507-386-3765

HickoryTech Reports First Quarter 2011 Results
Net income increased 50 percent
Net debt position improved $10 million

MANKATO, Minn., May 2, 2011—HickoryTech Corporation (NASDAQ: HTCO) today reported total revenue of $38.6 million for the first quarter ending March 31, 2011, and net income of $2.1 million, or 16 cents per diluted share.  Revenue for the quarter was flat on a year-over-year basis.  Net income increased 50 percent over the $1.4 million, or 11 cents per diluted share, reported a year ago, the result of significantly lower interest expense and lower intra-quarter levels of borrowing.

Within the Business Sector, fiber and data revenue increased 13 percent and equipment sales were down 17 percent; however, equipment support services revenue increased 20 percent driven by early progress in the company’s maintenance and support services initiative.  Telecom broadband revenue grew 14 percent and Digital TV customers increased 8 percent.  DSL customers surpassed 20,000, a broadband milestone achieved in the first quarter.

“We are pleased with the strong revenue growth in our business fiber and data services, the increases in telecom broadband services and the increase in equipment support services,” said John Finke, HickoryTech’s president and chief executive officer.  “The business is off to a good start in 2011.  Our earnings were enhanced as a result of our continued efforts to manage our strong cash flows, our investments in key strategic growth initiatives and our ability to lower our borrowing costs and manage our debt level.”

Capital expenditures in the first quarter totaled $3.7 million, of which Business Sector investments totaled $1.8 million and Telecom Sector investments were $1.9 million.  Sales and operations expenses within the Business Sector also increased to support the company’s market expansion and business growth initiatives.

“We have a solid strategic plan and the financial resources to support our growing lines of business, particularly in leveraging our recent fiber network expansion that anticipates further growth in Enventis fiber and data services,” Finke said.  “We are investing in long-term growth initiatives with a focus on increasing shareholder value while maintaining strong cash flows and a solid balance sheet.”

Long-term debt and total current maturities totaled $118.8 million as of March 31, 2011, essentially flat with the $119 million as of Dec. 31, 2010.  Net-Debt, a measure of actual balance-sheet strength that subtracts the cash balance from total debt, was $108.9 million as of March 31, 2011, a $10 million improvement from the $118.9 million net-debt as of Dec. 31, 2010.

Business Sector (formerly noted as Enventis Sector, before inter-segment eliminations)
First Quarter Business Sector revenue totaled $21.4 million, flat on a year-over-year basis, driven by increases in fiber and data revenue and equipment support services, offset by declines in equipment sales.  Costs and expenses in the Business Sector totaled $19.5 million, a decrease of 1 percent versus the comparable quarter of 2010, the result of lower equipment sales volume.  Business Sector net income totaled $1.2 million in the first quarter 2011 versus $1.1 million one year ago.
•	Fiber and data revenue totaled $11 million, up 13 percent year-over-year, the result of strong Enventis business customer sales of Ethernet and wholesale carrier services.
•
Equipment and Service revenue totaled $10.4 million, a decrease of $1.3 million, or 11 percent year-over-year.  Equipment sales were down $1.7 million from the first quarter of 2010; however support services, a key growth area for this line of business, increased $400,000 or 20 percent versus the comparable quarter in 2010.

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Telecom Sector (before inter-segment eliminations)
Telecom Sector revenue totaled $17.7 million, approximately even year-over-year.  Telecom Sector results were stable and continued to reflect growth in broadband services offset by the impact of declines in network access and local service revenue.  Costs and expenses totaled $14.8 million for the first quarter, down 1 percent year-over-year.  Telecom Sector net income for the first quarter totaled $1.7 million, a 22 percent increase from the comparable period in 2010, driven by a reduction in taxes.
•
Broadband revenue totaled $5.1 million, up 14 percent year-over-year.  Broadband revenue includes: DSL, Internet, data and Digital TV services.  DSL subscribers surpassed 20,000 in the first quarter and Digital TV subscribers exceeded 10,500 demonstrating HickoryTech’s continued focus on growing its broadband services.

•	Network access revenue was $5.8 million, down 5 percent year over year.
•
Local service revenue totaled $3.7 million, down 4 percent from one year ago, and local access lines declined 1 percent from the previous quarter or 7 percent year over year.  Local service declines are a result of increased competition in our telecom markets.

Capital Expenditures and Debt Position
Capital expenditures totaled $3.7 million in the first quarter of 2011, and were up $300,000 from the comparable period in 2010.  HickoryTech further reduced its long-term and current debt balance by $200,000 from Dec. 31, 2010 with the Company’s debt position at $118.8 million as of March 31, 2011.

HickoryTech confirmed its previous fiscal 2011 outlook without change.

Conference Call and Webcast
HickoryTech will host a conference call and webcast on Tuesday, May 3, 2011 at 9 a.m. CT. The dial-in number for the call is 877-774-2369 and the conference ID is 59025403.  A simultaneous webcast of the call and downloadable presentation will be available through a link on the Investor Relations page at http://investor.hickorytech.com.

About HickoryTech
HickoryTech Corporation is a leading communications provider serving business and residential customers in the upper Midwest.  With headquarters in Mankato, Minn., the corporation has 460 employees and an expanded, multi-state fiber network spanning more than 2,750 route miles serving Minnesota, Iowa, North Dakota and South Dakota.  Enventis provides IP-based voice and data solutions, MPLS networking, data center and managed hosted services and communication systems to businesses across a five-state region.  HickoryTech delivers broadband Internet, Digital TV, voice and data services to businesses and consumers in southern Minnesota and northwest Iowa.  NASDAQ:  HTCO. For more information, visit www.hickorytech.com.

Non-GAAP Measures
To supplement the Company’s financial statements presented in accordance with GAAP, the Company provides certain non-GAAP financial measures of financial performance and position. These non-GAAP measures include earnings before interest, income taxes, depreciation and amortization, and net-debt. The Company’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results.  These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance, financial position and ability to generate cash flows. In many cases non-GAAP financial measures are used by analysts and investors to evaluate the Company’s performance and financial position. Reconciliation to the nearest GAAP measure included in this press release can be found in the financial table included below.

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Forward-looking statement
Certain statements included in this press release that are not historical facts are "forward-looking statements." Such forward-looking statements are based on current expectations, estimates and projections about the industry in which HickoryTech operates and management's beliefs and assumptions. The forward-looking statements are subject to uncertainties. These statements are not guarantees of future performance and involve certain risks, uncertainties and probabilities. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. HickoryTech undertakes no obligation to update any of its forward-looking statements, except as required by law.

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Consolidated Statement of Operations
(unaudited)

	Three Months Ended March 31%
(Dollars in thousands, except share data)	2011	2010	Change
Revenue:
Equipment	$8,195	$9,884	-17%
Services	30,427	28,836	6%
Total revenue	38,622	38,720	0%

Costs and expenses:
Cost of sales, excluding depreciation and amortization	6,999	8,475	-17%
Cost of services, excluding depreciation and amortization	14,735	14,178	4%
Selling, general and administrative expenses	6,543	6,196	6%
Depreciation	5,591	5,322	5%
Amortization of intangibles	88	89	-1%
Total costs and expenses	33,956	34,260	-1%

Operating income	4,666	4,460	5%

Interest and other income	10	37	-73%
Interest expense	(1,068)	(1,591)	-33%
Income before income taxes	3,608	2,906	24%
Income taxes	1,466	1,479	-1%

Net income	$2,142	$1,427	50%

Basic earnings per share	$0.16	$0.11	45%

Basic weighted average common shares outstanding	13,329,603	13,154,781

Diluted earnings per share	$0.16	$0.11	45%

Diluted weighted average common and equivalent shares outstanding	13,341,871	13,159,326

Dividends per share	$0.135	$0.13	4%

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Consolidated Balance Sheets
(unaudited)

(Dollars and Share Data in Thousands)	March 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$9,859	$73
Receivables, net of allowance for doubtful accounts of $535 and $570	19,647	24,642
Inventories	4,959	5,205
Income taxes receivable	-	3,814
Deferred income taxes	2,008	2,008
Prepaid expenses	2,719	2,026
Other	600	1,030
Total current assets	39,792	38,798

Investments	4,224	4,512

Property, plant and equipment	381,900	379,433
Accumulated depreciation	(228,639)	(224,356)
Property, plant and equipment, net	153,261	155,077

Other assets:
Goodwill	27,303	27,303
Intangible assets, net	2,580	2,668
Deferred costs and other	1,717	1,830
Total other assets	31,600	31,801

Total assets	$228,877	$230,188

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Extended term payable	$6,958	$8,254
Accounts payable	2,182	2,840
Accrued expenses and other	6,962	7,929
Accrued income taxes	611	-
Financial derivative instruments	740	1,079
Deferred revenue	5,468	5,073
Current maturities of long-term obligations	62,368	4,892
Total current liabilities	85,289	30,067

Long-term liabilities:
Debt obligations, net of current maturities	56,418	114,067
Accrued income taxes	562	562
Deferred income taxes	27,046	26,868
Deferred revenue	1,283	1,397
Accrued employee benefits and deferred compensation	16,041	15,923
Total long-term liabilities	101,350	158,817

Total liabilities	186,639	188,884

Commitments and contingencies

Shareholders' equity:
Common stock, no par value, $.10 stated value
Shares authorized: 100,000
Shares issued and outstanding: 13,366 in 2011 and 13,299 in 2010	1,337	1,330
Additional paid-in capital	14,641	14,328
Retained earnings	30,186	29,841
Accumulated other comprehensive (loss)	(3,926)	(4,195)
Total shareholders' equity	42,238	41,304

Total liabilities and shareholders' equity	$228,877	$230,188

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Business Sector Recap
(unaudited)

	Three Months Ended March 31%
(Dollars In thousands)	2011	2010	Change
Revenue before intersegment eliminations
Equipment	$8,195	$9,884	-17%
Support Services	2,229	1,857	20%
Equipment	10,424	11,741	-11%

Fiber and Data	10,861	9,613	13%
Intersegment	161	133	21%
Total Business Sector revenue	$21,446	$21,487	0%

Total revenue before intersegment eliminations
Unaffiliated customers	$21,285	$21,354
Intersegment	161	133
	$21,446	$21,487

Cost of sales (excluding depreciation and amortization)	6,999	8,475	-17%
Cost of services (excluding depreciation and amortization)	7,499	6,699	12%
Selling, general and administrative expenses	3,311	3,042	9%
Depreciation and amortization	1,654	1,364	21%
Total costs and expenses	19,463	19,580	-1%

Operating income	$1,983	$1,907	4%
Net income	$1,178	$1,122	5%

Capital expenditures	$1,812	$2,064	-12%

Business Equipment Product Line

	Three Months Ended March 31
(Dollars in thousands)	2011	2010	% Change
Revenue before intersegment eliminations
Equipment	$8,195	$9,884	-17%
Support Services	2,229	1,857	20%
Total Equipment revenue	$10,424	$11,741	-11%

Cost of sales (excluding depreciation and amortization)	6,999	8,475	-17%
Cost of services (excluding depreciation and amortization)	1,678	1,719	-2%
Selling, general and administrative expenses	1,181	1,123	5%
Depreciation and amortization	68	73	-7%
Total costs and expenses	9,926	11,390	-13%

Operating income	$498	$351	42%
Net income	$295	$224	32%

Capital expenditures	$6	$85	-93%

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Business Fiber and Data Product Line

	Three Months Ended March 31
(Dollars in thousands)	2011	2010	% Change
Revenue before intersegment eliminations:
Services	$10,861	$9,613	13%
Intersegment	161	133	21%
Total Fiber and Data revenue	$11,022	$9,746	13%

Cost of services (excluding depreciation and amortization)	5,821	4,980	17%
Selling, general and administrative expenses	2,130	1,919	11%
Depreciation and amortization	1,586	1,291	23%
Total costs and expenses	9,537	8,190	16%

Operating income	$1,485	$1,556	-5%
Net income	$883	$898	-2%

Capital expenditures	$1,806	$1,979	-9%

Telecom Sector Recap
(unaudited)

	Three Months Ended March 31%
(Dollars in thousands)	2011	2010	Change
Revenue
Local Service	$3,693	$3,864	-4%
Network Access	5,812	6,128	-5%
Long Distance	729	820	-11%
Broadband	5,054	4,433	14%
Directory	872	917	-5%
Bill Processing	737	775	-5%
Intersegment	412	429	-4%
Other	440	429	3%
Total Telecom Revenue	$17,749	$17,795	0%

Total Telecom revenue before intersegment eliminations
Unaffiliated Customers	$17,337	$17,366
Intersegment	412	429
	17,749	17,795

Cost of services, excluding depreciation and amortization	7,761	8,004	-3%
Selling, general and administrative expenses	3,084	2,950	5%
Depreciation and amortization	4,003	4,016	0%
Total costs and expenses	14,848	14,970	-1%

Operating income	$2,901	$2,825	3%

Net income	$1,716	$1,406	22%

Capital expenditures	$1,930	$1,365	41%

Key Metrics
Business access lines	23,932	24,902	-4%
Residential access lines	26,678	29,596	-10%
Total access lines	50,610	54,498	-7%
Long distance customers	33,513	35,731	-6%
DSL customers	20,032	19,494	3%
Digital TV customers	10,591	9,789	8%

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Reconciliation of Non-GAAP Measures

	Three Months Ended March 31
	2011	2010
(Dollars in thousands)
Reconciliation of net income to EBITDA:
Net income	$2,142	$1,427
Add:
Depreciation	5,591	5,322
Amortization of intangibles	88	89
Interest expense	1,068	1,591
Taxes	1,466	1,479
EBITDA1	$10,355	$9,908

(Dollars in thousands)
Reconciliation of net debt:	March 31, 2011	December 31, 2010
Debt obligations, net of current maturities	$56,418	$114,067
Current maturies of long-term obligations	62,368	4,892
Total Debt	$118,786	$118,959
Less:
Cash and cash equivalents	9,859	73
Net Debt	$108,927	$118,886

	Year Ending
	December 31, 2011
(Dollars in thousands)	Guidance Range
Reconciliation of net income to 2011 EBITDA guidance:	Low	High
Projected net income	$7,400	$8,700
Add back:
Depreciation and amortization	23,700	23,000
Interest expense	5,900	5,400
Taxes	4,000	6,100
Projected EBITDA1 guidance	$41,000	$43,200

1 EBITDA, a non-GAAP financial measure, is as defined in our debt agreement